                                                                    EXHIBIT 10.2


                         EXECUTIVE DEFERRED COMPENSATION
                                 AND BUYOUT PLAN


                  THIS AGREEMENT, made and to become effective this 31st day of March, 1998 (the "Effective Date") by and between RUSSELL CORPORATION ("Russell"), an Alabama corporation with its principal office at Alexander City, Alabama and JOHN F. WARD, (the "Executive").

                                   RECITALS:

                  Russell and the Executive have executed an Employment Agreement dated as of the date of this Agreement, incorporated herein and attached hereto as Appendix A (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, the Executive shall be employed by Russell for a term of three (3) years. The Executive is currently under an agreement with his previous employer, Sara Lee Corporation ("Sara Lee"). By accepting employment with Russell, the Executive will lose certain benefits and opportunities under his agreements with Sara Lee. It is the wish of both Russell and the Executive that the Executive be compensated for such lost benefits and opportunities or that they be replaced with comparable benefits and opportunities. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Employment Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations herein and the compensation that Russell agrees herein to pay the Executive, and of other good and valuable consideration, the receipt of which is hereby acknowledged, Russell and the Executive agree as follows:

                  ARTICLE I. RABBI TRUST. A Rabbi Trust, entitled the "Russell Corporation Non-Qualified deferred Compensation Trust," shall be maintained for the benefit of the Executive (the "Trust"). The Trust shall be irrevocable and contain the amounts contributed pursuant to this Agreement and any interest or income generated by such amounts. The Trust shall earn interest at a variable rate (adjusted annually on the anniversary of the Effective Date) equal to the Merrill Lynch Corporate Bond Rate published in The Wall Street Journal. In the event of a Default Termination, as defined in Article VI, the funds in the Trust shall be distributed in accordance with Article VI. After April 1, 2001 the funds in the Trust shall be distributed to the Executive in a lump sum upon the termination of the Executive's employment. The Trust Agreement shall be substantially in the form of Appendix B to this Agreement with no substantive changes which are not acceptable to the Executive and his professional advisors.

                  ARTICLE II.       STOCK OPTIONS.

                  2.1 Vested Stock Options. The Executive currently owns 124,109 options to purchase Sara Lee stock. Of these options, 109,775 are currently fully vested. It is understood that the Executive will exercise these vested options. It is agreed that the exercise of these options, however, does not fully compensate the Executive for the opportunity lost by exercising the options. To compensate the Executive for the lost opportunities created by the exercise of the Sara Lee options, the Executive shall be granted 249,489 options to purchase Russell stock effective as of the Effective Date (computed by multiplying the 109,775 Sara Lee options by 56.666 (the Average of the High and Low price for Sara Lee common stock for January 1,1998 through January 31, 1998 (the "Sara Lee January Average")) divided by 24.933 (the Average of the High and Low price for Russell Corporation common stock for January 1, 1998 through January 31, 1998 (the "Russell January Average") (the "Conversion Ratio")). Subject to the provisions of Article VI hereof, these Russell stock options shall be immediately vested and exercisable any time within 54 months from the Effective Date at a price determined by taking the average of the high and low price for Russell common stock on the Effective Date as reported in The Wall Street Journal.

                  2.2 Options That Will Not Vest Before Effective Date. The Executive currently holds 14,334 options to purchase Sara Lee stock that will not vest before the Effective Date. To fully compensate the Executive for these options which will be lost, the Executive shall receive:

                           (a) An amount to be placed in the Trust on the Effective Date equal to $418,925.48 (calculated by subtracting $393,329.96, the aggregate option price from the aggregate market value of Sara Lee stock, computed using the Sara Lee January Average).

                           (b) In order to compensate the Executive for the opportunities lost through the forfeiture of the Sara Lee stock options described in this Section 2.2, such options will be replaced with options to purchase shares of Russell common stock. The number of shares of Russell stock subject to options to be received under this Section 2.2(b) shall be 32,577 (computed by multiplying 14,334 by the Conversion Ratio). Subject to the provisions of Article VI hereof, such options shall be effective as of the Effective Date, immediately vested and exercisable any time within 54 months from the Effective Date at a price determined by taking the average of the high and low price for Russell common stock on the Effective Date as reported in The Wall Street Journal.

                  2.3 Notwithstanding the foregoing , if the Russell shareholders fail to approve an amendment increasing the number of options which may be granted annually to any one employee so that the provisions of this Article 2 cannot be given full effect, any options previously granted under this Article 2 in excess of this amount shall lapse and be forfeited and in lieu of any grant of stock options required by this Article 2 that would exceed the maximum amount that can be granted under the Russell Stock Option Plan (the "Russell Plan"), the Executive shall receive $3,841,510, an amount equal to the agreed value of the options that would otherwise be granted to the Executive under this Article 2, as determined pursuant to Exhibit A.

                  ARTICLE III. RESTRICTED STOCK. The Executive currently has the right to receive 35,260 shares of Sara Lee restricted stock which will be forfeited upon the Executive's commencement of employment with Russell. Russell shall compensate the Executive for the value of such stock in cash. The amount of such compensation shall be $1,998,043.16 (calculated by multiplying 35,260 by the Sara Lee January Average) to be placed in the Trust by Russell on the Effective Date. The amount received under this Article 3, shall be increased to compensate the Executive for any dividends Sara Lee pays to its retired employees who hold restricted stock under the 1989 plan at the time the restrictions lapse.

                  ARTICLE IV. COMPENSATION. The Executive shall lose $302,350 in the form of the remainder of his Sara Lee compensation for 1998 which he would have received given only the passage of time if he had not accepted employment with Russell. This amount shall be provided to the Executive in 12,127 shares of Russell common stock (valued by using the January Average for Russell Stock and rounded up to the nearest whole share). Two-thirds (2/3) of the shares of Russell Stock received under this Article IV shall be restricted from resale and bear a restriction stating that sale of the shares may be only in accordance with this Agreement. One-third of the stock shall become unrestricted upon each of the next two anniversaries of the Effective Date.

                  ARTICLE V.   RETIREMENT PLANS.

                  5.1 SERP. The Executive is a participant in Sara Lee's defined benefit retirement plans for executives including qualified plans and a Supplemental Executive Retirement Plan ("SERP"). A portion of the SERP benefit has been funded using a grantor revocable trust ("Secular Trust") at Northern Trust in Chicago with Northern Trust as Trustee and the Executive as grantor. Russell shall compensate the Executive $1,880,000 (the preliminary estimate of what would have been the required SERP balance on January 1, 1999 less the current balance in the account increased by the amount of all applicable income and other payroll taxes (the "Preliminary Estimate")). As soon as practicable after September 21, 1998, the final amount due to the Executive under this Section 5.1 (the "Final Amount") shall be determined. Any amount by which the Final Amount exceeds the Preliminary Estimate shall be paid to the Executive by Russell. Any amount by which the Preliminary Estimate shall exceed the Final Amount shall be paid to Russell by the Executive.

                  5.2 Estate Builder Program. The Executive currently participates in the Sara Lee Estate Builder Program (the "Program"). The Program is a Sara Lee deferral program under which deferred amounts earn interest at a rate well above market. The Executive will be penalized under this Program for accepting employment with Russell. To compensate the Executive for this lost benefit, Russell shall make a cash payment to the Trust of $50,611.

                  5.3 ESOP. The Executive shall be compensated for the amount of incremental credit he would have received under his Employee Stock Ownership Plan at Sara Lee as if he had not accepted employment with Russell. The value of the addition that would have been made to the Sara Lee ESOP between the Effective Date and January 1, 1999 shall be paid into the Trust. This value, not to exceed $50,000 unless approved by the Russell Compensation Committee, shall be determined no later than September 30, 1999 and deposited in the Trust as soon as the final amounts are calculated.

                  ARTICLE VI. TERMINATION. The Executive shall receive all compensation and benefits provided for under this agreement unless his employment is terminated before April 1, 2001 in a Default Termination. A Default Termination shall mean a termination either by Russell For Cause (as defined in the Employment Agreement) or by the Executive for any reason other than: Good Reason, Death or Total Disability, as those terms are defined in the Employment Agreement. In the event of a Default Termination, certain compensation and benefits provided for under this Agreement shall be forfeited as follows:

                  (a) Upon the event of a Default Termination, the Executive shall receive a lump sum payment from the Trust. The amount of this payment shall be calculated by multiplying the total amount in the Trust on the day of the Default Termination (the "Default Date") by a fraction, the numerator of which shall be the number of days from the Effective Date to the Default Date (including both the Effective Date and the Default Date) and the denominator of which shall be 1,095. The Executive shall also receive in the same proportion provided for above any amount to be placed in the Trust under this Agreement that has not been placed in the Trust as of the Default Date.

                  (b) Any stock received under Article 4 that is still restricted on the date of the Default Termination shall be forfeited by the Executive.

                  (c) Upon a Default Termination the Executive shall forfeit and surrender to Russell a number of the options granted to him under
         Article 2 hereof equal to the total number of options granted to him under Article 2 hereof multiplied by a fraction, the numerator of which shall be the number of days between the Default Date and March 31, 2001 (including both the Default Date and March 31) and the denominator of which shall be 1,095. If the number of options required to be forfeited by the Executive under the immediately preceding sentence exceeds the number of options granted to the Executive under Article 2 hereof that have not been exercised by the Executive (such excess being hereinafter referred to as the "Excess Options"), then the Executive shall pay to Russell within ten (10) days of the Default Date an amount of cash equal to the Spread. The "Spread" means an amount equal to (x) the average of the high and low price on the date of acquisition of each share of Russell stock acquired by the Executive pursuant to the exercise of any Options granted to the Executive under Article 2 hereof, (y) minus the amount paid by the Executive for such share of Russell stock pursuant to the exercise of such options, (z) multiplied by a fraction, the numerator of which shall be the number of Russell shares that have been acquired upon the exercise of the Excess Options, and the denominator of which shall be the total number of

         Russell shares previously acquired by the Executive pursuant to the exercise of options granted to him under Article 2 hereof. For purposes hereof, the Executive shall be deemed to have been granted a number of options under Article 2 hereof equal to the total number of shares of Russell stock that can be acquired pursuant to the exercise of such options.

                  ARTICLE VII. REDUCTION OF BENEFITS. The Executive and Russell acknowledge and agree that the amounts required to be paid to or for the benefit of the Executive hereunder, including the stock options provided for in Section
2.2 hereof received in exchange for the Sara Lee stock options that will not have vested before the Effective Date (the "Stock Options"), are being paid in the belief that the Executive will forfeit certain benefits and opportunities under his agreements with Sara Lee by reason of his accepting employment with Russell. If, contrary to such belief, any such benefit or opportunity for which the Executive is being compensated or which are being replaced hereunder is not lost or forfeited as a result of his accepting employment with Russell, and such benefit is actually received by the Executive from Sara Lee then appropriate adjustments shall be made to the amounts previously paid, or to the amounts required to be paid, to the Executive hereunder, including any appropriate adjustment to the Stock Options, and, if so required as a result of any such adjustment, the Executive shall reimburse Russell for any excess amounts previously paid to him.

                  ARTICLE VIII.  GENERAL PROVISIONS.

                  8.1 Governing Law. This Agreement shall be interpreted under the laws of the State of North Carolina.

                  8.2 Nonassignability. Benefits under this Agreement shall not be subject to anticipation or assignment by any person entitled thereto.

                  8.3 Binding Agreement. This Agreement shall be binding and inured to the benefit of the Executive, his executors, administrators, heirs and next of kin, and Russell, its successors and assigns.

                  8.4 Merger or Consolidation. Russell shall not consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entity unless such entity shall assume the rights, obligations and liabilities of Russell under the agreement and upon such assumption, shall become obligated to perform the terms and conditions of the agreement.

                  8.5 Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver, and any such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  8.6 Amendment; Termination. This Agreement may not be amended or terminated except by an instrument in writing signed by the parties hereto.

                  8.7 Recitals. The recitals to this Agreement shall become part of this Agreement.

                  8.8 Funding. This Agreement is intended to be an unfunded plan of deferred compensation maintained for a highly compensated management employee. The obligations of Russell to make payments hereunder shall constitute a general unsecured obligation of Russell to the Executive. To the extent that any person acquires a right to receive payments from the Trust or Russell hereunder, such right shall be no greater than the right of an unsecured creditor of Russell.

                  IN WITNESS WHEREOF, this Agreement has been executed by and in behalf of the parties hereto on the day and year first above written.


                               RUSSELL CORPORATION


                               By:/s/ John C. Adams
                                  --------------------------------------
                                      John C. Adams
                                      Chairman of the Board, President and
                                      Chief Executive Officer



                                /s/ John F. Ward
                                ----------------------------------------
                                  JOHN F. WARD

                                                                      APPENDIX A







                    EMPLOYMENT AGREEMENT (SEE EXHIBIT 10.1)

                                                                      APPENDIX B


                               RUSSELL CORPORATION
                    NON-QUALIFIED DEFERRED COMPENSATION TRUST



                  THIS TRUST AGREEMENT, made as of the___ day of ____, 1998, by and between Russell Corporation (the "Company") and ________________ ("Trustee").

                                   RECITALS:

                  WHEREAS, the Company has entered into an Executive Deferred Compensation and Buyout Plan (the "Plan") with John F. Ward (the "Executive"), that creates a nonqualified deferred compensation plan; and

                  WHEREAS, the Company wishes to establish a Rabbi Trust in accordance with Revenue Procedures 92-64 and 92-65 (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency, as herein defined, until paid to the Executive and/or his beneficiaries in such manner and at such times as specified in the Plan; and

                  WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

                  WHEREAS, it is the intention of the Company to make contributions to the Trust as required by the Plan to provide itself with a source of funds to assist it in meeting its liabilities under the Plan;

                  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                  Section 1.  Establishment of Trust.

                  (a) The Company hereby establishes the Trust with the Trustee, consisting of such assets as may be contributed to the Trust from time to time. The Trustee hereby agrees and consents to serve as Trustee of the Trust and accepts the Trust on the terms and subject to the provisions set forth herein and agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under the Trust. Upon the execution of this Trust Agreement, the Company hereby deposits with the Trustee in trust $_________, which amount shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

                  (b)      The Trust hereby established shall be irrevocable.

                  (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                  (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Executive and general creditors as herein set forth. The Executive and his beneficiaries shall have no preferred claim on, or any beneficial interest in, any asset of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Executive and his beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of insolvency, as defined in Section 3(a) herein.

                  Section 2.  Payments to the Executive and his Beneficiaries.

                  (a) Except as otherwise provided herein, Trustee shall make payments to the Executive and his beneficiaries in accordance with the provisions of the Plan and Section 2(b) of this Trust Agreement. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

                  (b) Except for a claim for benefits under the Plan involving a question of whether a termination of the Executive's employment by the Company prior to April 1, 2001 was a Default Termination (defined in the Plan, such a claim herein a "Termination Claim"), all other claims by the Executive or his beneficiaries for benefits under the Plan shall be directed and determined by the Trustee's designee selected from among Jean G. Ward, Murray C. Greason, Jr., Donald R. Saunders or Franklin R. Ward. All claims shall be in writing. A Termination Claim shall be decided by a majority of the Trustee, Murray C. Greason, Jr. (or if he is not available to serve, another senior partner of Womble Carlyle Sandridge & Rice, PLLC) and Herschel M. Bloom (or if he is not available to serve, the Chairman of the Compensation Committee of the Board of Directors of the Company), herein the "Termination Panel". Any denial by the Trustee's designee or the Termination Panel of a claim for benefits under the Plan shall be delivered to the claimant in writing and shall set forth the specific reasons for the denial, the specific provisions of the Plan relied upon, a description of any additional materials or information necessary to perfect the claim and an explanation of why such material or information is necessary, and appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review. The Trustee's designee or the Termination Panel shall further allow the claimant to request a review of a denied claim upon written application to the Trustee's designee or the Termination Panel within sixty (60) days after notification by the Trustee's designee or the Termination Panel that the claim has been denied. In connection with such a review, the claimant (or his or her duly authorized representative) may review pertinent documents and submit issues and comments in writing. Within sixty (60) days after receipt of a written request for review, the Trustee's designee or the Termination Panel shall provide the claimant a written decision on review, which shall be written in a manner calculated to be understood by the claimant and shall set forth specific reasons for the decision and specific references to pertinent plan provisions on which the decision is based.

                  (c) The Company may make payment of benefits directly to the Executive or his beneficiaries as they become due under the terms of the Plan. The Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Executive or his beneficiaries and provide evidence to the Trustee that such benefits have been paid. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company if principal and earnings are not sufficient.

         Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiaries when Company is Insolvent.

                  (a) The Trustee shall cease payment of benefits to the Executive and his beneficiaries if the Company is insolvent. The Company shall be considered "insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                  (b) At all times during the continuation of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to the claims of general creditors of the Company under federal and state law as set forth below.

                           (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's insolvency. If the person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become insolvent, the Trustee shall determine whether the Company is insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Executive or his beneficiaries.


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

                           (2) Unless the Trustee has actual knowledge of the Company's insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is insolvent, the Trustee shall have no duty to inquire whether the Company is insolvent. The Trustee may in all events rely on such evidence concerning the Company's insolvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's insolvency.

                           (3) If at any time the Trustee determines that the Company is insolvent, the Trustee shall discontinue payments to the Executive or his beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Executive or his beneficiaries to pursue his rights (or their rights) as general creditors of the Company with respect to benefits due under the Plan or otherwise.

                           (4) The Trustee shall resume the payment of benefits to the Executive or his beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not insolvent (or is no longer insolvent).

                  (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to
         Section 3(a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Executive or his beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Executive or his beneficiaries by the Company in lieu of payments provided for hereunder during any such period of discontinuance.

                  Section 4. Investment Authority. The Trustee shall be responsible for investing and reinvesting the assets of the Trust. In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a deminimus amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Executive.

                  Section 5.  Disposition of Income.

                  (a) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                  (b) If, at the end of each fiscal year of the Trust (as defined in Section 11(d)) or at the date the Trust terminates, as the case may be, the Trust has not earned interest at a rate at least equal to the Merrill Lynch Corporate Bond Rate ("Index Rate") published in the Wall Street Journal, and adjusted annually calculated on a cumulative and aggregate basis for the period from the Effective Date (defined in the Plan) or such later date as a particular contribution to the Trust shall be required to be made by the Plan (with respect to the amount


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



         of that particular contribution) through the end of such fiscal year of the Trust (or the termination date, as the case may be), the Company shall make an irrevocable contribution to the Trust for the amount by which the interest earned by the Trust for that trust year falls below what would have been earned by the Trust under the Index Rate.

                  Section 6.  Resignation and Removal of Trustee.

                  (a) The Trustee may resign at any time by written notice to the Company, which shall be effective ten days after receipt of such notice unless the Company and Trustee agree otherwise.

                  (b) The Trustee may be removed at any time by the Company by providing 30 days written notice to the Trustee, or upon shorter notice if agreed to by Trustee.

                  (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

                  (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 7 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                  Section 7. Appointment of Successor. If the Trustee resigns (or is removed) in accordance with Section 6(a) or (b) hereof, the Company may appoint any third party approved by the Executive (which approval shall not be unreasonably withheld), such as a bank, trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

                  Section 8. Accounting by Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company, the Executive and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company and the Executive a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including


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



a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                  Section 9.  Responsibility of Trustee.

                  (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by the Company and approved in writing by the Executive (which approval shall not be unreasonably withheld). In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                  (b) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

                  Section 10.  Amendment or Termination.

                  (a) This Trust Agreement may be amended only by a written instrument executed by Trustee and the Company.

                  (b) The Trust shall not terminate until the date on which the Executive and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

                  Section 11.  Miscellaneous.

                  (a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  (b) Benefits payable to the Executive and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                  (c) This Trust Agreement shall be governed by and construed in accordance with the laws of North Carolina.

                  (d) The fiscal year of the Trust shall be the twelve month period ending on December 31 of each year.

                  (e) The Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

                  (f) The recitals to this Trust Agreement shall become part of this Trust Agreement.

                  IN WITNESS WHEREOF, the Trust has been duly executed by the parties hereto on the day and year first above written.

                                    RUSSELL CORPORATION



                                    By:
                                        --------------------------------------
                                              K. Roger Holliday, Treasurer


ATTEST:



-------------------------
       Secretary

[Corporate Seal]


                                    WACHOVIA BANK, N.A., TRUSTEE


                                    By:
                                       ---------------------------------------
                                        Joe O. Long, Senior Vice President

                                                                      EXHIBIT A



          ARTICLE 2.3 - EXECUTIVE DEFERRED COMPENSATION AND BUYOUT PLAN


         LET      A    = 124.109 OPTIONS TO PURCHASE SARA LEE COMMON STOCK
                  B    = PRICE/SHARE OF SARA LEE COMMON STOCK
                  FV = FUTURE VALUE, ASSUMING 13% GROWTH (COMPOUNDED
                                    ANNUALLY) FOR 4.5 YEARS; FACTOR = 1.733217
                  PV = PRESENT VALUE, ASSUMING A DISCOUNT RATE OF 6.9005%
                   (EQUIVALENT TO A PRE-TAX RATE OF 13%, GIVEN
                                    A MARGINAL TAX RATE OF 46.919%) FOR 4.5
                                    YEARS; FACTOR = .740613.

ASSUME A MARGINAL TAX RATE OF 46.919% FOR ALL YEARS (37.719% FEDERAL, 7.75% STATE, 1.45% MEDICARE).

FORMULA:

         PV[FV(A x B) - (A x B)]

EXAMPLE (SARA LEE PRICE = $57/SHARE):

         .740613 [ 1.733217(124,109 x 57.00) - (124,109 x 57.00) ] =

         .740613 [ 12,261,146 - 7,074,213 ] =

         $3,841,510
         ==========